UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2019

WW INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Avenue of the Americas, 6th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	WW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry into a Material Definitive Agreement.

First Amendment of Strategic Collaboration Agreement

On December 15, 2019, WW International, Inc. (the “Company”) entered into an amendment of the Strategic Collaboration Agreement, dated October 18, 2015, with Ms. Oprah Winfrey (as amended from time to time, the “Strategic Collaboration Agreement”), pursuant to which, among other things, the initial term of the Strategic Collaboration Agreement was extended until April 17, 2023 after which a second term will commence and continue through the earlier of the date of the Company’s 2025 annual meeting of shareholders or May 31, 2025 (the “Second Term”). During the Second Term, Ms. Winfrey and the Company will collaborate with each other towards the mutual objective of advancing and promoting the WW programs and the Company, and in connection therewith, Ms. Winfrey will consult with the Company and participate in developing, planning, executing and enhancing the WW programs and related initiatives. In connection therewith, Ms. Winfrey will make available to the Company her knowledge, expertise, and abilities in the areas of corporate management, consumer insights, advertising and marketing, consumer motivation, and community activation and consult and participate in the design and planning of creative strategy and the related execution of the consumer experience in connection with the WW programs. In addition, throughout the Second Term, except as otherwise prohibited by applicable law, the Company will cause Ms. Winfrey to be nominated as a director of the Company.

The amendment to the Strategic Collaboration Agreement will not become operative unless and until the Option Approval Date (as defined below) occurs on or before June 30, 2020.

Option Agreement

In consideration of Ms. Winfrey entering into the amendment to the Strategic Collaboration Agreement and the performance of her obligations therein, on December 15, 2019, the Company and Ms. Winfrey entered into a term sheet, which includes the terms and conditions appended thereto (the “Option Agreement”), relating to the grant of a fully vested option (the “Option”) to purchase 3,276,484 shares of the Company’s common stock, no par value per share (the “Common Stock”). The Option was not granted under the Company’s Second Amended and Restated 2014 Stock Incentive Plan (the “2014 Plan”), but incorporates terms that are substantially similar to the terms of the 2014 Plan, other than certain award limitations under the 2014 Plan. The shares of Common Stock issuable upon exercise of the Option (the “Option Shares”) represent approximately 4.3% of the Company’s issued and outstanding Common Stock on a fully diluted basis, assuming all outstanding options and restricted stock unit awards have been exercised and/or converted.

The Option is exercisable at a price of $38.84 per share, which represents the greater of (a) the closing price per share of the Common Stock on The Nasdaq Stock Market LLC on December 13, 2019 and (b) the average closing price of a share of the Common Stock on The Nasdaq Stock Market LLC for the five trading day period immediately preceding and including December 13, 2019. The Option is exercisable, in whole or in part, at any time after the date upon which shareholder approval of the Option (the “Option Approval Date”) becomes effective and prior to November 30, 2025, subject to earlier termination under certain circumstances. The Option will terminate under certain circumstances, including if a change in control (as defined in the 2014 Plan) of the Company occurs.

Subject to certain limited exceptions, the Option Shares generally may not be transferred by Ms. Winfrey until August 31, 2021. Thereafter, Ms. Winfrey generally may transfer up to 759,456 of the aggregate number of Option Shares on or after August 31, 2021, up to 1,518,911 of the aggregate number of Option Shares on or after June 30, 2022, up to 2,278,366 of the aggregate number of Option Shares on or after April 30, 2023 and up to 2,658,094 of the aggregate number of Option Shares on or after April 30, 2024. On or after May 31, 2025, Ms. Winfrey will be permitted to transfer all of the Option Shares. Such transfer restrictions terminate if Ms. Winfrey has the right to be nominated as a director and has met certain eligibility requirements under the Share Purchase Agreement (as defined below), but is not elected as a director of the Company at any time prior to January 1, 2023, or if there is a change of control of the Company.

The Company will submit the Option for shareholder approval at the Company’s 2020 annual meeting of shareholders.

Amendment to Share Purchase Agreement

On December 15, 2019, the Company entered into an amendment to the Share Purchase Agreement, dated as of October 18, 2015, with Ms. Winfrey (as amended from time to time, the “Share Purchase Agreement”). Initially, the Share Purchase Agreement provided Ms. Winfrey with the right to be nominated as director of the Company for so long as she and certain permitted transferees own at least 3% of the Company’s issued and outstanding Common Stock. The amendment to the Share Purchase Agreement provides Ms. Winfrey with the right to be nominated as director of the Company through and until the January 1, 2023. Ms. Winfrey will not be required to resign as a director at such time.

The amendment to the Share Purchase Agreement will not become operative unless and until the Option Approval Date occurs on or before June 30, 2020.

The foregoing descriptions are qualified in their entirety by reference to the amendment to the Strategic Collaboration Agreement, the Option Agreement and the amendment to the Share Purchase Agreement, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated by reference herein.

Item 7.01.    Regulation FD Disclosure.

A copy of the Company’s press release regarding the matters described above has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 10.1	First Amendment of Strategic Collaboration Agreement, dated as of December 15, 2019, between the Company and Oprah Winfrey.

Exhibit 10.2	Option Agreement, dated December 15, 2019, between the Company and Oprah Winfrey.

Exhibit 10.3	Amendment to Share Purchase Agreement, dated as of December 15, 2019, between the Company and Oprah Winfrey.

Exhibit 99.1	Press Release dated December 16, 2019.

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”)

The Company plans to file with the SEC and mail to its shareholders a Proxy Statement in connection with submitting the option grant to Ms. Winfrey for shareholder approval at the Company’s 2020 annual meeting of shareholders.

The Proxy Statement will contain important information about the Company and the option grant to Ms. Winfrey. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from the Company by contacting WW International, Inc., Attention: Investor Relations, 675 Avenue of the Americas, 6th Floor, New York, New York 10010, (212) 601-7569.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the transactions contemplated by the option grant to Ms. Winfrey. Additional information regarding interests of such participants will be included in the Proxy Statement that will be filed with the SEC and available free of charge as indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WW INTERNATIONAL, INC.

DATED: December 16, 2019	By:	/s/ Nicholas P. Hotchkin
	Name:	Nicholas P. Hotchkin
	Title:	Chief Financial Officer, Operating Officer, North America and President, Emerging Markets

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